Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

February 7, 2017

VIA EDGAR

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Ladies and Gentlemen:

We have acted as counsel to MYOS RENS Technology Inc., a Nevada corporation (the “Company”), in connection with the offering and sale by the Company of 500,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”). The Shares are being sold pursuant to a securities purchase agreement dated February 3, 2017 by and between the Company and the purchaser thereto (the “Agreement”). The Shares are being offered for sale pursuant to the Company’s registration statement on Form S-3 (File No. 333-199392) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and the prospectus, dated October 28, 2014 (the “Prospectus”) and the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, dated February 7, 2017 (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and Prospectus Supplement, and originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photocopied), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopied.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under “Legal Matters” in the Prospectus Supplement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP
ELLENOFF GROSSMAN & SCHOLE LLP